Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS SECOND QUARTER 2021 RESULTS
Maintaining strong net sales growth versus 2019
Effectively managing inflationary pressures
Expecting 2021 financial performance ahead of initial expectations

PITTSBURGH & CHICAGO - August 4, 2021 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the second quarter of 2021.

"Our second quarter results serve as a strong indicator that our Kraft Heinz team will not only deliver a stronger 2021 than we initially anticipated, but will come out of the global pandemic much stronger than we entered,” said Kraft Heinz CEO Miguel Patricio. “We continue to drive our transformation program forward, modernizing our brands and better connecting with our consumers. And while industry challenges, like cost inflation, certainly remain, the investments we are making in our people, brands, and capabilities are enabling us to leverage our tremendous scale through greater agility and build our advantage in the markets we serve around the world."

Net Sales
In millions
	Net Sales			Organic Net Sales(1) Growth
	June 26, 2021	June 27, 2020	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
United States	$4,738	$4,917	(3.6)%	(2.7)%	1.3 pp	(4.0) pp
International	1,413	1,305	8.3%	0.4%	1.9 pp	(1.5) pp
Canada	464	426	8.8%	(3.6)%	1.9 pp	(5.5) pp
Kraft Heinz	$6,615	$6,648	(0.5)%	(2.1)%	1.5 pp	(3.6) pp

For the Six Months Ended
United States	$9,346	$9,412	(0.7)%	(0.1)%	1.4 pp	(1.5) pp
International	2,807	2,606	7.7%	1.6%	2.1 pp	(0.5) pp
Canada	856	787	8.8%	(0.8)%	3.2 pp	(4.0) pp
Kraft Heinz	$13,009	$12,805	1.6%	0.2%	1.6 pp	(1.4) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Six Months Ended
	June 26, 2021	June 27, 2020	% Chg vs PY	June 26, 2021	June 27, 2020	% Chg vs PY
Gross profit	$2,291	$2,452	(6.6)%	$4,492	$4,310	4.2%
Operating income/(loss)	1,235	(1,339)	192.2%	2,324	(569)	508.5%
Net income/(loss)	(25)	(1,652)	98.5%	543	(1,271)	142.7%
Net income/(loss) attributable to common shareholders	(27)	(1,651)	98.3%	536	(1,273)	142.1%
Diluted EPS	$(0.02)	$(1.35)	98.5%	$0.43	$(1.04)	141.3%

Adjusted EPS(1)	0.78	0.80	(2.5)%	1.50	1.39	7.9%
Adjusted EBITDA(1)	$1,706	$1,799	(5.2)%	$3,286	$3,214	2.2%
Q2 2021 Financial Summary
•Net sales decreased 0.5 percent versus the year-ago period to $6.6 billion, including a favorable 2.3 percentage point impact from currency and a negative 0.7 percentage point impact from the divestiture of the Company's nuts business, which closed in the second quarter of 2021. Net sales versus the comparable 2019 period increased 3.2 percent, including a favorable 0.9 percentage point impact from currency and a negative 2.7 percentage point impact from divestitures. Organic Net Sales decreased 2.1 percent versus the prior year period, but increased 5.0 percent versus the comparable 2019 period with both comparisons negatively impacted by exiting the McCafé licensing agreement. Pricing was up 1.5 percentage points versus the prior year period with growth across each reporting segment that reflected favorable trade expense timing in the United States as well as higher, inflation-justified pricing in foodservice and retail channels. These gains more than offset the negative impact from restoring more normalized promotional activities versus the year-ago period. Volume/mix declined 3.6 percentage points versus the year-ago period from a combination of extraordinary COVID-19-related retail demand in 2020 and a negative 1.1 percentage point impact from exiting the McCafé licensing agreement. This decline was offset, in part, by a partial recovery in foodservice channels and retail consumption trends that remained well ahead of 2019 levels across all reporting segments.
•Net income/(loss) increased 98.5 percent versus the year-ago period to a loss of $25 million primarily driven by favorable changes in non-cash impairment charges versus the year-ago period. This was partially offset by a higher effective tax rate versus the prior year period as well as unfavorable changes in interest expense due to one-time debt extinguishment costs. Net income/(loss) decreased 105.7 percent versus the comparable 2019 period. Adjusted EBITDA decreased 5.2 percent versus the year-ago period to $1.7 billion and increased 6.6 percent versus the comparable 2019 period. Excluding a favorable 1.8 percentage point impact from currency, year-over-year Adjusted EBITDA benefited from higher pricing, efficiency gains, and favorable overhead costs versus the prior year period. These benefits, however, were more than offset by higher cost inflation, lower shipments, and unfavorable mix versus an exceptionally strong 2020 period.

•Diluted EPS increased to a loss of $0.02, up 98.5 percent versus the prior year, driven by the net income/(loss) factors discussed above. Adjusted EPS was $0.78, down 2.5 percent versus the prior year, primarily driven by lower Adjusted EBITDA that more than offset lower interest expense and a lower effective tax rate versus the prior year period.
•Year-to-date net cash provided by operating activities was $2.0 billion, down 8.4 percent versus the year-ago period reflecting a combination of higher cash outflows related to variable compensation, taxes, and promotional activity versus the prior year period. These impacts were partially offset by favorable changes in accounts payable, largely due to purchase timing and favorable payment terms, favorable changes in cash related to commodity margin requirements, and higher year-to-date Adjusted EBITDA versus the year-ago period. Free Cash Flow(1) in the first six months of 2021 was $1.6 billion, down 18.4 percent versus the comparable prior year period due to lower net cash provided by operating activities and higher capital expenditures versus the prior year period.

Outlook
Based on performance to date, while the Company continues to expect it will deliver 2021 Adjusted EBITDA ahead of its strategic plan, it now expects Adjusted EBITDA to be ahead of 2019 as well. The Company views comparison to the 2019 period to be more meaningful than the comparable 2020 period given the exceptional, COVID-19-related consumer demand changes experienced in the 2020 period.
For the third quarter of 2021, the Company currently expects a mid-single-digit percentage increase in Organic Net Sales(2) and a low-single-digit percentage decline in Constant Currency Adjusted EBITDA(1)(2) versus the third quarter of 2019. This outlook corresponds to a low-single-digit percentage decline in Organic Net Sales(2) and a low-teens percentage decline in Constant Currency Adjusted EBITDA(2) versus the comparable 2020 period.

End Notes
(1)Organic Net Sales, Adjusted EBITDA, Adjusted EPS, Constant Currency Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Third quarter 2021 guidance for Organic Net Sales and Constant Currency Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's second quarter 2021 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2020 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “plan,” "believe," "anticipate," "reflect," "invest," "see," "make," "expect," "deliver," "drive," “improve,” “intend,” "assess," "remain," "evaluate," “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company's ownership structure; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the Securities and Exchange Commission’s (“SEC”) ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of future sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share ("EPS"), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. The Company has revised the definition of Adjusted EBITDA to adjust for the impact of certain legal and regulatory matters arising outside the ordinary course of its business, as management believes such matters, when they occur, do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis. The Company has revised the definition of Adjusted EPS to adjust for the impact of certain legal and regulatory matters arising outside the ordinary course of its business and certain significant discrete income tax items beyond U.S. tax reform, as management believes such matters, when they occur, do not directly reflect the Company's underlying operations.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The Company believes Free Cash Flow provides a measure of the Company's core operating performance, the cash-generating capabilities of the Company's business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

				Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net sales	$6,615	$6,648	$13,009	$12,805
Cost of products sold	4,324	4,196	8,517	8,495
Gross profit	2,291	2,452	4,492	4,310
Selling, general and administrative expenses, excluding impairment losses	943	918	1,825	1,780
Goodwill impairment losses	35	1,817	265	2,043
Intangible asset impairment losses	78	1,056	78	1,056
Selling, general and administrative expenses	1,056	3,791	2,168	4,879
Operating income/(loss)	1,235	(1,339)	2,324	(569)
Interest expense	613	442	1,028	752
Other expense/(income)	(23)	(78)	(53)	(159)
Income/(loss) before income taxes	645	(1,703)	1,349	(1,162)
Provision for/(benefit from) income taxes	670	(51)	806	109
Net income/(loss)	(25)	(1,652)	543	(1,271)
Net income/(loss) attributable to noncontrolling interest	2	(1)	7	2
Net income/(loss) attributable to common shareholders	$(27)	$(1,651)	$536	$(1,273)

Basic shares outstanding	1,224	1,223	1,223	1,222
Diluted shares outstanding	1,224	1,223	1,235	1,222

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$(0.02)	$(1.35)	$0.44	$(1.04)
Diluted earnings/(loss) per share	(0.02)	(1.35)	0.43	(1.04)

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 26, 2021
United States	$4,738	$—	$197	$4,541
International	1,413	108	5	1,300
Canada	464	53	1	410
Kraft Heinz	$6,615	$161	$203	$6,251

June 27, 2020
United States	$4,917	$—	$251	$4,666
International	1,305	5	5	1,295
Canada	426	—	1	425
Kraft Heinz	$6,648	$5	$257	$6,386

Year-over-year growth rates
United States	(3.6)%	0.0 pp	(0.9) pp	(2.7)%	1.3 pp	(4.0) pp
International	8.3%	7.9 pp	0.0 pp	0.4%	1.9 pp	(1.5) pp
Canada	8.8%	12.4 pp	0.0 pp	(3.6)%	1.9 pp	(5.5) pp
Kraft Heinz	(0.5)%	2.3 pp	(0.7) pp	(2.1)%	1.5 pp	(3.6) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Six Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 26, 2021
United States	$9,346	$—	$446	$8,900
International	2,807	172	9	2,626
Canada	856	75	1	780
Kraft Heinz	$13,009	$247	$456	$12,306

June 27, 2020
United States	$9,412	$—	$499	$8,913
International	2,606	11	9	2,586
Canada	787	—	2	785
Kraft Heinz	$12,805	$11	$510	$12,284

Year-over-year growth rates
United States	(0.7)%	0.0 pp	(0.6) pp	(0.1)%	1.4 pp	(1.5) pp
International	7.7%	6.1 pp	0.0 pp	1.6%	2.1 pp	(0.5) pp
Canada	8.8%	9.6 pp	0.0 pp	(0.8)%	3.2 pp	(4.0) pp
Kraft Heinz	1.6%	1.8 pp	(0.4) pp	0.2%	1.6 pp	(1.4) pp

			Schedule 4
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales
June 26, 2021
United States	$4,738	$—	$197	$4,541
International	1,413	29	5	1,379
Canada	464	38	1	425
Kraft Heinz	$6,615	$67	$203	$6,345

June 29, 2019
United States	$4,533	$—	$224	$4,309
International	1,313	7	6	1,300
Canada	560	—	128	432
Kraft Heinz	$6,406	$7	$358	$6,041

Year-over-year growth rates
United States	4.5%	0.0 pp	(0.9) pp	5.4%
International	7.5%	1.6 pp	(0.2) pp	6.1%
Canada	(17.2)%	6.8 pp	(22.3) pp	(1.7)%
Kraft Heinz	3.2%	0.9 pp	(2.7) pp	5.0%

			Schedule 5
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Six Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales
June 26, 2021
United States	$9,346	$—	$446	$8,900
International	2,807	48	9	2,750
Canada	856	57	1	798
Kraft Heinz	$13,009	$105	$456	$12,448

June 29, 2019
United States	$8,757	$—	$450	$8,307
International	2,598	14	25	2,559
Canada	1,010	—	219	791
Kraft Heinz	$12,365	$14	$694	$11,657

Year-over-year growth rates
United States	6.7%	0.0 pp	(0.4) pp	7.1%
International	8.0%	1.2 pp	(0.7) pp	7.5%
Canada	(15.2)%	5.6 pp	(21.7) pp	0.9%
Kraft Heinz	5.2%	0.7 pp	(2.3) pp	6.8%

	Schedule 6
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended
	June 26, 2021	June 27, 2020	June 29, 2019
Net income/(loss)	$(25)	$(1,652)	$448
Interest expense	613	442	316
Other expense/(income)	(23)	(78)	(133)
Provision for/(benefit from) income taxes	670	(51)	103
Operating income/(loss)	1,235	(1,339)	734
Depreciation and amortization (excluding restructuring activities)	227	247	253
Restructuring activities	19	4	14
Deal costs	(1)	—	5
Unrealized losses/(gains) on commodity hedges	(2)	(26)	(10)
Impairment losses	113	2,873	598
Certain non-ordinary course legal and regulatory matters	62	—	—
Equity award compensation expense (excluding restructuring activities)	53	40	6
Adjusted EBITDA	$1,706	$1,799	$1,600

Segment Adjusted EBITDA:
United States	$1,374	$1,478	$1,257
International	286	275	267
Canada	117	110	143
General corporate expenses	(71)	(64)	(67)
Adjusted EBITDA	$1,706	$1,799	$1,600

	Schedule 7
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Six Months Ended
	June 26, 2021	June 27, 2020	June 29, 2019
Net income/(loss)	$543	$(1,271)	$852
Interest expense	1,028	752	637
Other expense/(income)	(53)	(159)	(513)
Provision for/(benefit from) income taxes	806	109	320
Operating income/(loss)	2,324	(569)	1,296
Depreciation and amortization (excluding restructuring activities)	449	490	487
Restructuring activities	37	4	41
Deal costs	6	—	13
Unrealized losses/(gains) on commodity hedges	(39)	117	(39)
Impairment losses	343	3,099	1,218
Certain non-ordinary course legal and regulatory matters	62	—	—
Equity award compensation expense (excluding restructuring activities)	104	73	15
Adjusted EBITDA	$3,286	$3,214	$3,031

Segment Adjusted EBITDA:
United States	$2,654	$2,687	$2,396
International	569	520	505
Canada	204	165	264
General corporate expenses	(141)	(158)	(134)
Adjusted EBITDA	$3,286	$3,214	$3,031

			Schedule 8
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
June 26, 2021
United States	$1,374	$—	$1,374
International	286	23	263
Canada	117	14	103
General corporate expenses	(71)	(1)	(70)
Kraft Heinz	$1,706	$36	$1,670

June 27, 2020
United States	$1,478	$—	$1,478
International	275	2	273
Canada	110	—	110
General corporate expenses	(64)	—	(64)
Kraft Heinz	$1,799	$2	$1,797

Year-over-year growth rates
United States	(7.0)%	0.0 pp	(7.0)%
International	4.1%	7.5 pp	(3.4)%
Canada	5.6%	12.1 pp	(6.5)%
General corporate expenses	10.9%	2.2 pp	8.7%
Kraft Heinz	(5.2)%	1.8 pp	(7.0)%

			Schedule 9
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Six Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
June 26, 2021
United States	$2,654	$—	$2,654
International	569	39	530
Canada	204	19	185
General corporate expenses	(141)	(2)	(139)
Kraft Heinz	$3,286	$56	$3,230

June 27, 2020
United States	$2,687	$—	$2,687
International	520	5	515
Canada	165	—	165
General corporate expenses	(158)	—	(158)
Kraft Heinz	$3,214	$5	$3,209

Year-over-year growth rates
United States	(1.2)%	0.0 pp	(1.2)%
International	9.4%	6.4 pp	3.0%
Canada	23.0%	11.3 pp	11.7%
General corporate expenses	(11.0)%	1.7 pp	(12.7)%
Kraft Heinz	2.2%	1.5 pp	0.7%

			Schedule 10
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
June 26, 2021
United States	$1,374	$—	$1,374
International	286	11	275
Canada	117	10	107
General corporate expenses	(71)	—	(71)
Kraft Heinz	$1,706	$21	$1,685

June 29, 2019
United States	$1,257	$—	$1,257
International	267	3	264
Canada	143	—	143
General corporate expenses	(67)	—	(67)
Kraft Heinz	$1,600	$3	$1,597

Year-over-year growth rates
United States	9.3%	0.0 pp	9.3%
International	7.4%	3.4 pp	4.0%
Canada	(18.9)%	6.6 pp	(25.5)%
General corporate expenses	6.3%	1.1 pp	5.2%
Kraft Heinz	6.6%	1.1 pp	5.5%

			Schedule 11
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Six Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
June 26, 2021
United States	$2,654	$—	$2,654
International	569	22	547
Canada	204	14	190
General corporate expenses	(141)	(1)	(140)
Kraft Heinz	$3,286	$35	$3,251

June 29, 2019
United States	$2,396	$—	$2,396
International	505	7	498
Canada	264	—	264
General corporate expenses	(134)	—	(134)
Kraft Heinz	$3,031	$7	$3,024

Year-over-year growth rates
United States	10.8%	0.0 pp	10.8%
International	12.6%	3.0 pp	9.6%
Canada	(22.8)%	5.3 pp	(28.1)%
General corporate expenses	5.0%	1.2 pp	3.8%
Kraft Heinz	8.4%	0.9 pp	7.5%

			Schedule 12
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Diluted EPS	$(0.02)	$(1.35)	$0.43	$(1.04)
Restructuring activities(a)	0.01	—	0.02	—
Unrealized losses/(gains) on commodity hedges(b)	—	(0.02)	(0.02)	0.07
Impairment losses(c)	0.07	2.16	0.26	2.35
Certain non-ordinary course legal and regulatory matters(d)	0.05	—	0.05	—
Losses/(gains) on sale of business(e)	0.27	—	0.29	—
Debt prepayment and extinguishment costs(f)	0.21	0.07	0.28	0.07
Certain significant discrete income tax items(g)	0.19	(0.06)	0.19	(0.06)
Adjusted EPS	$0.78	$0.80	$1.50	$1.39
(a)    Gross expenses included in restructuring activities were $19 million ($15 million after-tax) for the three months and $37 million ($28 million after-tax) for the six months ended June 26, 2021 and $4 million ($3 million after tax) for the three and six months ended June 27, 2020 and were recorded in the following income statement line items:
•Cost of products sold included expenses of $1 million for the three months and $4 million for the six months ended June 26, 2021 and income of $2 million for the three months and $1 million for the six months ended June 27, 2020; and
•SG&A included expenses of $18 million for the three months and $33 million for the six months ended June 26, 2021 and $6 million for the three months and $5 million for the six months ended June 27, 2020.
(b)    Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were income of $2 million ($2 million after-tax) for the three months and $39 million ($29 million after-tax) for the six months ended June 26, 2021 and income of $26 million ($19 million after-tax) for the three months and expenses of $117 million ($89 million after-tax) for the six months ended June 27, 2020 and were recorded in cost of products sold.
(c)    Gross impairment losses, which were recorded in SG&A, included the following:
•Goodwill impairment losses of $35 million ($35 million after-tax) for the three months and $265 million ($265 million after-tax) for the six months ended June 26, 2021 and $1.8 billion ($1.8 billion after-tax) for the three months and $2.0 billion ($2.0 billion after-tax) for the six months ended June 27, 2020; and
•Intangible asset impairment losses of $78 million ($59 million after-tax) for the three and six months ended June 26, 2021 and $1.1 billion ($829 million after-tax) for the three and six months ended June 27, 2020.
(d) Gross expenses included in certain non-ordinary course legal and regulatory matters were $62 million ($62 million after-tax) for the three and six months ended June 26, 2021 and were recorded in SG&A.
(e)    Gross expenses included in losses/(gains) on sale of business were $46 million ($333 million after-tax) for the three months and $65 million ($352 million after-tax) for the six months ended June 26, 2021 and $2 million ($2 million after-tax) for the six months ended June 27, 2020 and were recorded in other expense/(income).
(f)    Gross expenses included in debt prepayment and extinguishment costs were $318 million ($255 million after-tax) for the three months and $424 million ($335 million after-tax) for the six months ended June 26, 2021 and $109 million ($82 million after-tax) for the three and six months ended June 27, 2020 and were recorded in interest expense.
(g)    Certain significant discrete income tax items were an expense of $236 million for the three and six months ended June 26, 2021 and a benefit of $81 million for the three and six months ended June 27, 2020. The expense in 2021 relates to the revaluation of our deferred tax balances due to an increase in U.K. tax rates. The benefit in 2020 relates to the revaluation of our deferred tax balances due to changes in state tax laws following U.S. tax reform and subsequent clarification or interpretation of state tax laws.

		Schedule 13
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	June 26, 2021	June 27, 2020	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)	$0.88	$0.92	$(0.04)
Results of divested operations	0.03	0.04	(0.01)
Interest expense	(0.19)	(0.21)	0.02
Other expense/(income)(b)	0.04	0.05	(0.01)
Effective tax rate	0.02	—	0.02
Adjusted EPS	$0.78	$0.80	$(0.02)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended June 26, 2021 and June 27, 2020.
(b) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.02 for the three months ended June 27, 2020.

		Schedule 14
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Six Months Ended
	June 26, 2021	June 27, 2020	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)	$1.69	$1.64	$0.05
Results of divested operations	0.06	0.06	—
Interest expense	(0.39)	(0.42)	0.03
Other expense/(income)(b)	0.08	0.11	(0.03)
Effective tax rate	0.08	—	0.08
Effect of dilutive equity awards(c)	(0.02)	—	(0.02)
Adjusted EPS	$1.50	$1.39	$0.11
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.08 for the six months ended June 26, 2021 and $0.09 for the six months ended June 27, 2020.
(b) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.04 for the six months ended June 27, 2020.
(c)     Represents the impact of excluding the dilutive effects of equity awards for the six months ended June 27, 2020 as their inclusion would have had an anti-dilutive effect on EPS due to net losses attributable to common shareholders for the same period.

	Schedule 15
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	June 26, 2021	December 26, 2020
ASSETS
Cash and cash equivalents	$3,941	$3,417
Trade receivables, net	2,008	2,063
Inventories	2,820	2,773
Prepaid expenses	149	132
Other current assets	624	574
Assets held for sale	1,843	1,863
Total current assets	11,385	10,822
Property, plant and equipment, net	6,611	6,876
Goodwill	31,477	33,089
Intangible assets, net	44,941	46,667
Other non-current assets	2,624	2,376
TOTAL ASSETS	$97,038	$99,830
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$6	$6
Current portion of long-term debt	1,604	230
Trade payables	4,391	4,304
Accrued marketing	968	946
Interest payable	322	358
Other current liabilities	2,577	2,200
Liabilities held for sale	11	17
Total current liabilities	9,879	8,061
Long-term debt	23,545	28,070
Deferred income taxes	11,377	11,462
Accrued postemployment costs	248	243
Other non-current liabilities	1,847	1,751
TOTAL LIABILITIES	46,896	49,587
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	54,255	55,096
Retained earnings/(deficit)	(2,158)	(2,694)
Accumulated other comprehensive income/(losses)	(1,720)	(1,967)
Treasury stock, at cost	(392)	(344)
Total shareholders' equity	49,997	50,103
Noncontrolling interest	145	140
TOTAL EQUITY	50,142	50,243
TOTAL LIABILITIES AND EQUITY	$97,038	$99,830

	Schedule 16
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flow (in millions) (Unaudited)
	For the Six Months Ended
	June 26, 2021	June 27, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$543	$(1,271)
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	449	490
Amortization of postemployment benefit plans prior service costs/(credits)	(3)	(61)
Equity award compensation expense	104	73
Deferred income tax provision/(benefit)	(114)	(489)
Postemployment benefit plan contributions	(14)	(15)
Goodwill and intangible asset impairment losses	343	3,099
Nonmonetary currency devaluation	4	4
Loss/(gain) on sale of business	65	2
Other items, net	278	204
Changes in current assets and liabilities:
Trade receivables	62	(60)
Inventories	(227)	(202)
Accounts payable	220	(54)
Other current assets	(67)	(138)
Other current liabilities	386	634
Net cash provided by/(used for) operating activities	2,029	2,216
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(431)	(258)
Proceeds from sale of business, net of cash disposed	3,435	—
Other investing activities, net	23	21
Net cash provided by/(used for) investing activities	3,027	(237)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(3,090)	(3,824)
Proceeds from issuance of long-term debt	—	3,500
Debt prepayment and extinguishment costs	(433)	(101)
Proceeds from revolving credit facility	—	4,000
Repayments of revolving credit facility	—	(4,000)
Dividends paid	(979)	(977)
Other financing activities, net	(53)	(35)
Net cash provided by/(used for) financing activities	(4,555)	(1,437)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	23	(9)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	524	533
Balance at beginning of period	3,418	2,280
Balance at end of period	$3,942	$2,813

	Schedule 17
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Six Months Ended
	June 26, 2021	June 27, 2020
Net cash provided by/(used for) operating activities	$2,029	$2,216
Capital expenditures	(431)	(258)
Free Cash Flow	$1,598	$1,958